Net Line Quota Share Reinsurance Contract



 Reinsured:                   Amwest Surety Insurance Company & Far West
                              Insurance Company Both of Calabasas, California

 Subject Business:            Business classified as all surety classifications
                              written by the Reinsured.

 Subject Loss:                "Subject  Loss" shall  include all Loss,  ALAE and
                              ECO, if any, net of excess of loss
                              reinsurance purchased by the company but not stop loss reinsurance for losses with a discovery date during the term of this agreement and complying with the losses discovered definition that follows.
                              "Losses Discovered" shall be deemed to mean new losses first reported to the Company on or after the effective date of the treaty on bonds written or renewed on or after January 1, 2000. Losses discovered prior to
                              April 1, 2000 and development on losses discovered prior to April 1, 2000 are specifically excluded.

 Subject Premium:             Unearned  premium  portfolio as of April 1, 2000
                              (from bonds written  after  December
                              31, 1999) plus written premium during the term.

 Term:                        Term contract: April 1, 2000 - December 31, 2001.

 Cession: 35.0% Quota Share for the period 4/1/2000 - 9/30/2000. Amount may decrease at the company's sole discretion at any calendar quarter thereafter as long as the decreased cession is retained by company for its net account but in no event will the cession rate be less than 15%. The company must decide a change in the cession within 15 days prior to the commencement of the calendar quarter under consideration.

 Ceding Commission:           Actual company expenses attributable to the surety
                              division of the reinsured,  not to
                              exceed the following maximum amounts:

                              1)    62.5% for the  period  April 1, 2000 -
                                    December 31, 2000 (including the UEP transfer at April 1, 2000); and
                              2)    57.5% for the period January 1, 2001 -
                                    December 31, 2001

                              The total ceding commission paid by the reinsurer during the term of the contract shall not exceed 60% of the ceded premium during the term of the contract, prior to the application of the Expense Saving provision of the contract.

 Expense Savings: It is understood and agreed that in the event the actual company expenses during the period 1/1/2001 - 12/31/2001 are less than 60%
                              then that percentage amount shall be a reduction to the provisional 57.5% ceding commission payable during the period 1/1/2001 - 12/31/2001 as follows:

                   Actual Expense    Reduction applied to Provisional Comm
                     60% - 57.5%               100%        (up to 2.5%)
                     57.5% - 56%                50%        (up to .75%)

 Accounts & Remittances:      Monthly within 30 days, the Reinsured shall report
                              the following to the reinsurer.

                              1.  GNWPI* on Subject Business Ceded.
                              2.  Net Earned Premiums on Subject Business Ceded.
                              3.  Ceding Commission on (1) above.
                              4.  Ceded Subject Loss and LAE Outstanding.
                              5.  Ceded Subject Loss and LAE Paid.

                              The balance of (1) less (3) less (5) will be payable monthly within 60 days.

                             * GNWPI to mean gross net written premium income after deductions for inuring excess of loss reinsurance but not stop loss reinsurance.

 Claims Reporting:            Reinsurers shall be provided  promptly a detailed
                              written  narrative report with full
                              particulars for all losses with potential exposure in excess of $500,000 to the Company.

 Exclusions:                  The same list of  exclusions  that  appears in the
                              Company's excess of loss bond reinsurance contract
                              (effective October 1, 1999) plus Insurance Company
                              Qualifying Bonds.

 Special Termination:         It is understood  and agreed that should at any
                              time the Reinsured lose 25.0% or more
                              of its surplus; be acquired, merged with or controlled by any other company; undergo a significant change in management to be defined as a change in the Chief Executive
                              Officer; or lose its accreditation by the United States Treasury Department, the
                              Reinsurer shall have the right to immediately terminate this Agreement by giving the Company 15 days prior notice by certified mail. In the event of a special termination, the provisional ceding commission paid through the date of termination shall be subject to the ceding commission article.

Insolvency:

A. In the event of insolvency of the Company, the reinsurance provided by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company as respects Policies covered hereunder, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator or statutory successor except as provided in Sections 4118(a) (1) (A) and 1114(c) of the New York Insurance Law.

B. The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceedings where the claim or loss is to be adjudicated, any defense which it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. In addition to the offset provisions set forth in the contract, any debts or credits, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party against the other may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any claims then in existence and held by the other party may be offset against it.

D. Nothing contained in this contract is intended to change the relationship or status of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein.

 Special Acceptances: All contractor risk must be specially accepted if they meet any of the following criteria: (a) single jobs of $20,000,000 or more are to be considered; and/or (b) Amwest uncompleted bonded work exceeds 35,000,000; and/or
             (c) the total uncompleted work on hand, both bonded and unbonded exceeds $50,000,000.

             Commercial  surety  risk  where  Swiss Re paper is
             utilized  with  penal  sums more than  $15,000,000
             and/or aggregate exposures  exceeding  $25,000,000
             must be specially accepted.

 Warranty:   The  Company  warrants  that the  inuring  excess
             of loss treaty and limits will be maintained over the life of this treaty, or so deemed.

             Common  Account  reinsurers  are  to  be  mutually
             agreed   or  the   Company   bears   the  risk  of
             uncollectable reinsurance.

 Reinsurer:  Swiss Reinsurance America Corporation - 100%



Agreed:     _______________________________             Date:__________________
              Amwest Surety Insurance Company /
                  Far West Insurance Company





Agreed:     _______________________________             Date:__________________
              Swiss Reinsurance America Corporation